CSFB04-AR06_PTs_3 - Price/Yield - 3AX
Balance	[Contatc Desk]	Delay	24	WAC(4)	3.427	WAM(4)	357
Coupon	1.1343	Dated	6/1/2004	NET(4)	3.0469	WALA(4)	3
Settle	6/30/2004	First Payment	7/25/2004

* PAYS THE MAXIMUM OF 0 AND GROUP NET WAC LESS THE CLASS [3-A-2] COUPON.
RUN TO 10% CALL			(CALC. AS OF CUT-OFF DATE COLLATERAL INFORMATION)

Price	10 CPR - Call (Y)	20 CPR - Call (Y)	25 CPR - Call (Y)	30 CPR - Call (Y)	32 CPR - Call (Y)	35 CPR - Call (Y)	37 CPR - Call (Y)	40 CPR - Call (Y)	45 CPR - Call (Y)	50 CPR - Call (Y)	60 CPR - Call (Y)

1-10+	84.9259	68.3696	59.5666	50.1985	46.2400	40.0749	35.7920	29.2230	17.3459	4.5967	-15.5142
1-14+	76.1746	60.0591	51.4378	42.2107	38.2876	32.1748	27.9236	21.4073	9.5832	-3.0783	-21.8251
1-18+	68.8791	53.1253	44.6370	35.5045	31.5991	25.5146	21.2803	14.7956	2.9946	-9.6080	-27.0674
1-22+	62.7047	47.2485	38.8551	29.7821	25.8819	19.8088	15.5811	9.1132	-2.6851	-15.2487	-31.4816
1-26+	57.4116	42.2002	33.8713	24.8318	20.9275	14.8536	10.6253	4.1638	-7.6455	-20.1839	-35.2413
1-30+	52.8235	37.8130	29.5246	20.4985	16.5836	10.5003	6.2662	-0.1963	-12.0259	-24.5491	-38.4751
2-02+	48.8080	33.9612	25.6941	16.6664	12.7363	6.6373	2.3939	-4.0749	-15.9310	-28.4462	-41.2804
2-06+	45.2640	30.5491	22.2881	13.2473	9.2986	3.1795	-1.0758	-7.5546	-19.4414	-31.9535	-43.7326
2-10+	42.1124	27.5024	19.2353	10.1728	6.2031	0.0609	-4.2081	-10.6996	-22.6196	-35.1325	-45.8908
2-14+	39.2911	24.7624	16.4797	7.3890	3.3966	-2.7708	-7.0546	-13.5607	-25.5155	-38.0319	-47.8021
2-18+	36.7500	22.2827	13.9767	4.8528	0.8368	-5.3573	-9.6567	-16.1786	-28.1691	-40.6908	-49.5045
2-22+	34.4490	20.0256	11.6903	2.5295	-1.5108	-7.7324	-12.0478	-18.5864	-30.6128	-43.1413	-51.029
2-26+	32.3548	17.9604	9.5911	0.3908	-3.6742	-9.9238	-14.2555	-20.8112	-32.8735	-45.4097	-52.4008
2-30+	30.4403	16.0618	7.6549	-1.5868	-5.6766	-11.9543	-16.3024	-22.8756	-34.9734	-47.5179	-53.6412
3-02+	28.6827	14.3090	5.8616	-3.4228	-7.5373	-13.8432	-18.2076	-24.7983	-36.9310	-49.4844	-54.7676
3-06+	27.0630	12.6844	4.1943	-5.1336	-9.2726	-15.6065	-19.9871	-26.5953	-38.7622	-51.3246	-55.7947
3-10+	25.5650	11.1732	2.6388	-6.7332	-10.8964	-17.2579	-21.6544	-28.2800	-40.4804	-53.0519	-56.735

WAL	7	4	3	2	2	2	2	2	1	1	1
Payment Window	Jul04 - Oct21	Jul04 - Feb14	Jul04 - Feb12	Jul04 - Oct10	Jul04 - Apr10	Jul04 - Sep09	Jul04 - May09	Jul04 - Dec08	Jul04 - Apr08	Jul04 - Oct07	Jul04 - Oct24

LIBOR_6MO	1.7950	1.7950	1.7950	1.7950	1.7950	1.7950	1.7950	1.7950	1.7950	1.7950	1.7950
Prepay	10 CPR	20 CPR	25 CPR	30 CPR	32 CPR	35 CPR	37 CPR	40 CPR	45 CPR	50 CPR	60 CPR
Optional Redemption	Call (Y)	Call (Y)	Call (Y)	Call (Y)	Call (Y)	Call (Y)	Call (Y)	Call (Y)	Call (Y)	Call (Y)	Call (N)

Note: Information is preliminary. Assumes 5.50% subordination. Subordination and Collateral Characteristics subject to change.						June 10, 2004

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston Corporation makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.
PRELIMINARY - SUBJECT TO CHANGE